Enovis Announces Fourth Quarter and Full Year 2023 Results

•Continued strong momentum with fourth-quarter sales growth of 11%, organic growth of 8%

•Reported a fourth-quarter net income from continuing operations of $0.05 per share with adjusted earnings per diluted share of $0.79

•Entering 2024 with strong operating momentum and an exciting slate of new product launches

WILMINGTON, DE, February 22, 2024 (GLOBE NEWSWIRE)—Enovis™ Corporation (NYSE: ENOV), an innovation-driven medical technology growth company, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2023. The Company will host an investor conference call and live webcast to discuss these results today at 8:30 am ET.

Fourth Quarter and Fiscal Year 2023 Financial Results

Enovis’ fourth-quarter net sales of $455 million grew 11% from the same quarter in 2022, including 8% organic growth. Fourth quarter results reflect continued execution in P&R, above-market growth in Recon, and the impact of recent acquisitions. Compared to the same quarter in 2022, net sales in Recon grew 18%, with 11% organic sales growth, and P&R grew 8%, with 6% organic sales growth.

Enovis also reported a fourth-quarter net income from continuing operations of $3 million and adjusted EBITDA of $82 million, or 18% of sales, a decline of 30 basis points versus the comparable prior year quarter, which includes the temporary dilution of recent acquisitions.

The Company reported a fourth-quarter 2023 net income from continuing operations of $0.05 per share and adjusted earnings per diluted share of $0.79.

Enovis’ full year 2023 net sales of $1.7 billion grew 9% year over year, including 8% organic growth. Net sales in Recon grew 18% with 14% organic growth and P&R grew 5% with 5% organic sales growth. Enovis also reported a full year net loss from continuing operations of $54 million and adjusted EBITDA of $269 million, or 16% of sales, an increase of 70 basis points versus 2022. For the full year 2023 Enovis reported a net loss from continuing operations of $1.00 per share and adjusted diluted earnings per diluted share of $2.40.

“We are very pleased with our results in 2023 with both revenues and operating margins exceeding expectations while continuing to make investments in key growth initiatives and M&A,” said Matt Trerotola, Chief Executive Officer of Enovis. “We look forward to carrying this momentum into 2024, which is setting up to be a transformative year as we integrate Lima and kick off a multi-year cadence of new product introductions across Recon and P&R.”

2023 Business Highlights

•Delivered double-digit Recon sales across all major categories and geographies

•Adjusted EBITDA margin improved 70 basis points year over year driven by product and geographic mix, new product introductions and execution on key EGX initiatives offset by increased investments in research and development and building capabilities in enabling technology and foot & ankle

•Transformed our Recon segment with the acquisition of LimaCorporate S.p.A. (“Lima”) for an enterprise value of approximately €800 million

2024 Financial Outlook

Enovis also announced financial expectations for 2024. Revenue is expected to approximate $2.05-2.15 billion. This includes $290-300 million of revenue related to the Lima acquisition which closed on January 3, 2024. Adjusted EBITDA is forecasted to be $365-$380 million which is inclusive of $70-75 million from Lima. Full-year adjusted earnings per diluted share are expected to be in the range of $2.50-$2.65.

Conference call and Webcast

Investors can access the webcast via a link on the Enovis website, www.enovis.com. For those planning to participate on the call, please dial (833) 685-0901 (U.S. callers) or +1 (412) 317-5715 (International callers) and ask to join the Enovis call. A link to a replay of the call will also be available on the Enovis website later in the day.

ABOUT ENOVIS

Enovis Corporation (NYSE: ENOV) is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, the Company’s extensive range of products, services and integrated technologies fuels active lifestyles in orthopedics and beyond. The Company’s shares of common stock are listed in the United States on the New York Stock Exchange under the symbol ENOV. For more information about Enovis, please visit www.enovis.com.

Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Enovis’ plans, goals, objectives, outlook, expectations and intentions, including the potential benefits of the recently completed acquisition of Lima, and other statements that are not historical or current fact. Forward-looking statements are based on Enovis’ current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Enovis’ results to differ materially from current expectations include, but are not limited to, risks related to Enovis’ recently completed acquisition of Lima; the impact of public health emergencies and global pandemics (including COVID-19); the war in Ukraine and escalating geopolitical tensions including in connection with Russia’s invasion of Ukraine; macroeconomic conditions, including the impact of increasing inflationary pressures; supply chain disruptions; increasing energy costs and availability concerns, particularly in the European market; the impacts of the completed spin-off of ESAB Corporation into an independent publicly traded company (the “Separation”); the potential to incur significant liability if the Separation is determined to be a taxable transaction; the ability to realize the anticipated benefits of the Separation, the financial and operating performance of the Company following the Separation; other impacts on Enovis’ business and ability to execute business continuity plans; and the other factors detailed in Enovis’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Enovis’ filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Enovis disclaims any duty to update the information herein.

Non-GAAP Financial Measures

Enovis has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). These non-GAAP financial measures may include one or more of the following: adjusted net income from continuing operations, adjusted net income per diluted share from continuing operations, adjusted EBITDA, adjusted EBITDA margin and organic sales growth.

Adjusted net income from continuing operations attributable to Enovis (“Adjusted net income”) and Adjusted net income per diluted share excludes restructuring and other charges, European Union Medical Device Regulation (“MDR”) and other costs, amortization of acquired intangibles, inventory step up costs, strategic transaction costs, debt extinguishment costs, insurance settlement gain, gains and losses on the Company’s investments, stock compensation costs, and other income/expense. Adjusted net income adjusts interest expense for periods prior to 2023 to reflect pro forma interest of the Company’s capital structure after giving effect to the completing of the refinancing transactions in connection with the Separation, and it includes the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments. Enovis also presents adjusted net income margin from continuing operations, which is subject to the same adjustments as adjusted net income from continuing operations.

Adjusted EBITDA represents Adjusted net income with the adjustments noted above, includes minority interest, and excludes taxes, interest, depreciation, and other amortization. Enovis presents adjusted EBITDA margin, which is subject to the same adjustments as adjusted EBITDA.

Adjusted gross profit represents gross profit excluding the fair value charges of acquired inventory and the impact of restructuring and other charges. Adjusted gross profit margin is subject to the same adjustments as adjusted gross profit.

Organic sales growth calculates sales growth period over period, after excluding the impact of acquisitions and foreign exchange rate fluctuations.

These non-GAAP financial measures assist Enovis management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Enovis management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release. Enovis does not provide reconciliations of adjusted EBITDA or adjusted earnings per share on a forward-looking basis to the closest GAAP financial measures, as such information is not available without unreasonable efforts on a forward-looking basis due to uncertainties regarding, and the potential variability of, reconciling items excluded from these measures. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

Kyle Rose
Vice President, Investor Relations
Enovis Corporation
+1-917-734-7450
investorrelations@enovis.com

Enovis Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net sales	$455,020	$408,713	$1,707,197	$1,563,101
Cost of sales	190,631	176,960	716,418	693,718
Gross profit	264,389	231,753	990,779	869,383
Gross profit margin	58.1%	56.7%	58.0%	55.6%
Selling, general and administrative expense	211,011	208,589	830,305	772,913
Research and development expense	18,319	14,725	75,331	60,827
Amortization of acquired intangibles	35,261	31,698	133,517	126,301
Insurance settlement gain	—	(4,646)	—	(36,705)
Restructuring and other charges	5,553	9,572	17,335	17,225
Operating loss	(5,755)	(28,185)	(65,709)	(71,178)
Operating loss margin	(1.3)%	(6.9)%	(3.8)%	(4.6)%
Interest expense, net	4,253	6,108	19,749	24,052
Debt extinguishment charges	7,333	292	7,333	20,396
Gain on investment in ESAB Corporation	—	(30,257)	—	(102,669)
Gain on cost basis investment	—	—	—	(8,800)
Other income, net	(24,998)	(1,788)	(25,663)	(2,088)
Income (loss) from continuing operations before income taxes	7,657	(2,540)	(67,128)	(2,069)
Income tax expense (benefit)	4,589	52,296	(13,289)	36,120
Net income (loss) from continuing operations	3,068	(54,836)	(53,839)	(38,189)
Income from discontinued operations, net of taxes	12	16,267	21,108	26,430
Net income (loss)	3,080	(38,569)	(32,731)	(11,759)
Less: net income attributable to noncontrolling interest from continuing operations - net of taxes	116	34	530	567
Less: net income attributable to noncontrolling interest from discontinued operations - net of taxes	—	—	—	966
Net income (loss) attributable to Enovis Corporation	$2,964	$(38,603)	$(33,261)	$(13,292)
Net income (loss) per share - basic and diluted
Continuing operations	$0.05	$(1.01)	$(1.00)	$(0.72)
Discontinued operations	$—	$0.30	$0.39	$0.47
Consolidated operations	$0.05	$(0.71)	$(0.61)	$(0.25)

Enovis Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
Change in Sales
Dollars in millions
(Unaudited)

	Net Sales
	Prevention and Recovery		Reconstructive		Total Enovis
	$	Change %	$	Change %	$	Change %
For the three months ended December 31, 2022	$262.5		$146.2		$408.7
Components of Change:
Existing businesses(1)	16.9	6.4%	16.7	11.4%	33.6	8.2%
Acquisitions(2)	—	—%	7.7	5.3%	7.7	1.9%
Foreign currency translation(3)	2.8	1.1%	2.2	1.5%	5.0	1.2%
	19.7	7.5%	26.6	18.2%	46.3	11.3%
For the three months ended December 31, 2023	$282.2		$172.8		$455.0

	Net Sales
	Prevention and Recovery		Reconstructive		Total Enovis
	$	Change %	$	Change %	$	Change %
For the year ended December 31, 2022	$1,027.6		$535.5		$1,563.1
Components of Change:
Existing businesses(1)	47.1	4.6%	76.7	14.3%	123.8	7.9%
Acquisitions(2)	—	—%	14.3	2.7%	14.3	0.9%
Foreign currency translation(3)	2.1	0.2%	4.0	0.7%	6.1	0.4%
	49.1	4.8%	94.9	17.7%	144.1	9.2%
For the year ended December 31, 2023	$1,076.8		$630.4		$1,707.2
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental sales as a result of acquisitions closed subsequent to the beginning of the prior year period.
(3) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Adjusted Net Income and Adjusted Net Income Per Share
Net income (loss) from continuing operations attributable to Enovis Corporation(1) (GAAP)	$3.0	$(54.9)	$(54.4)	$(38.8)
Restructuring and other charges - pretax(2)	7.9	10.5	20.0	19.0
MDR and related costs - pretax(3)	4.4	6.1	27.4	16.7
Debt extinguishment charges - pretax	7.3	0.3	7.3	20.4
Amortization of acquired intangibles - pretax	35.3	31.7	133.5	126.3
Inventory step-up - pretax	—	0.8	0.1	12.8
Strategic transaction costs - pretax(4)	10.7	28.5	38.3	61.0
Pro forma interest expense adjustment(5)	—	1.5	—	12.5
Insurance settlement gain(6)	—	(4.6)	—	(36.7)
Stock-based compensation	7.9	9.8	32.1	31.5
Gain on investment in ESAB Corporation	—	(30.3)	—	(102.7)
Gain on cost basis investment	—	—	—	(8.8)
Other income	(25.0)	(1.8)	(25.7)	(2.1)
Tax adjustment(7)	(7.9)	41.6	(46.6)	12.6
Adjusted net income from continuing operations (non-GAAP)	$43.5	$39.1	$132.1	$123.7
Adjusted net income margin from continuing operations	9.6%	9.6%	7.7%	7.9%
Weighted-average shares outstanding - diluted	55,085	54,630	54,981	54,503
Adjusted net income per share - diluted from continuing operations (non-GAAP)	$0.79	$0.72	$2.40	$2.27
Net income (loss) per share - diluted from continuing operations (GAAP)	$0.05	$(1.01)	$(1.00)	$(0.72)
__________
(1) Net income (loss) from continuing operations attributable to Enovis Corporation for the respective periods is calculated using Net income (loss) from continuing operations less the continuing operations component of the income attributable to noncontrolling interest, net of taxes.
(2) Restructuring and other charges includes $2.3 million and $2.6 million of expense classified as Cost of sales on our Consolidated Statements of Operations for the three months and year ended December 31, 2023, respectively, and $0.9 million and $1.7 million of expense classified as Cost of sales on our Consolidated Statements of Operations for the three months and year ended December 31, 2022, respectively.
(3) Primarily related to costs specific to compliance with medical device reporting regulations and other requirements of the European Union MDR. These costs are classified as Selling, general and administrative expense on our Consolidated Statements of Operations.
(4) Strategic transaction costs includes costs related to the Separation and certain transaction and integration costs related to recent acquisitions.
(5) Adjusts interest expense in 2022 to reflect pro forma interest from the Company’s term loan facility after giving effect to the completion of the refinancing transactions in connection with the Separation.
(6) Insurance settlement gain relates to the Company’s 2019 acquisition of DJO.
(7) The effective tax rates used to calculate adjusted net income and adjusted net income per share were 22.3% and 20.1% for the three months and year ended December 31, 2023, respectively, and 21.4% and 15.9% for the three months and year ended December 31, 2022, respectively.

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(Dollars in millions)
Net income (loss) from continuing operations (GAAP)	$3.1	$(54.8)	$(53.8)	$(38.2)
Income tax expense (benefit)	4.6	52.3	(13.3)	36.1
Other income, net	(25.0)	(1.8)	(25.7)	(2.1)
Gain on cost basis investment	—	—	—	(8.8)
Gain on investment in ESAB Corporation	—	(30.3)	—	(102.7)
Debt extinguishment charges	7.3	0.3	7.3	20.4
Interest expense, net	4.3	6.1	19.7	24.1
Operating loss (GAAP)	(5.8)	(28.2)	(65.7)	(71.2)
Adjusted to add (deduct):
Restructuring and other charges(1)	7.9	10.5	20.0	19.0
MDR and other costs(2)	4.4	6.1	27.4	16.7
Strategic transaction costs(3)	10.7	28.5	38.3	61.0
Stock-based compensation	7.9	9.8	32.1	31.5
Depreciation and other amortization	21.4	20.6	83.6	76.7
Amortization of acquired intangibles	35.3	31.7	133.5	126.3
Insurance settlement loss	—	(4.6)	—	(36.7)
Inventory step-up	—	0.8	0.1	12.8
Adjusted EBITDA (non-GAAP)	$81.7	$74.9	$269.2	$236.1
Adjusted EBITDA margin (non-GAAP)	18.0%	18.3%	15.8%	15.1%
__________
(1) Restructuring and other charges includes $2.3 million and $2.6 million of expense classified as Cost of sales on our Consolidated Statements of Operations for the three months and year ended December 31, 2023, respectively, and $0.9 million and $1.7 million of expense classified as Cost of sales on our Consolidated Statements of Operations for the three months and year ended December 31, 2022, respectively.
(2) Primarily related to costs specific to compliance with medical device reporting regulations and other requirements of the European Union MDR. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(3) Strategic transaction costs includes costs related to the Separation and certain transaction and integration costs related to recent acquisitions.

Enovis Corporation
Reconciliation of Gross Margin (GAAP) to Adjusted Gross Margin (non-GAAP)
Dollars in millions
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net sales	$455.0	$408.7	$1,707.2	$1,563.1
Gross profit	$264.4	$231.8	$990.8	$869.4
Gross Margin (GAAP)	58.1%	56.7%	58.0%	55.6%

Gross profit (GAAP)	$264.4	$231.8	$990.8	$869.4
Inventory step-up	—	$0.8	0.1	$12.8
Restructuring & other charges	2.3	$0.9	2.6	$1.7
Adjusted gross profit (Non-GAAP)	$266.7	$233.4	$993.5	$883.9
Adjusted Gross Margin (Non-GAAP)	58.6%	57.1%	58.2%	56.5%

Enovis Corporation
Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$36,191	$24,295
Trade receivables, less allowance for credit losses of $9,731 and $7,965	291,483	267,380
Inventories, net	468,832	426,643
Prepaid expenses	28,901	28,550
Other current assets	71,112	48,155
Total current assets	896,519	795,023
Property, plant and equipment, net	270,798	236,741
Goodwill	2,060,893	1,983,588
Intangible assets, net	1,127,363	1,110,727
Lease asset - right of use	63,506	66,881
Other assets	90,255	80,288
Total assets	$4,509,334	4,273,248

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$—	$219,279
Accounts payable	132,475	135,628
Accrued liabilities	237,132	210,292
Total current liabilities	369,607	565,199
Long-term debt, less current portion	466,164	40,000
Non-current lease liability	48,684	51,259
Other liabilities	204,178	166,989
Total liabilities	1,088,633	823,447
Equity:
Common stock, $0.001 par value; 133,333,333 shares authorized; 54,597,142 and 54,228,619 issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	55	54
Additional paid-in capital	2,900,747	2,925,729
Retained earnings	542,471	575,732
Accumulated other comprehensive loss	(24,881)	(53,430)
Total Enovis Corporation equity	3,418,392	3,448,085
Noncontrolling interest	2,309	1,716
Total equity	3,420,701	3,449,801
Total liabilities and equity	$4,509,334	$4,273,248

Enovis Corporation
Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(32,731)	$(11,759)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and other impairment charges	217,109	219,710
Stock-based compensation expense	34,065	38,955
Non-cash interest expense	2,742	3,921
Gain on investment in ESAB Corporation	—	(102,669)
Gain on cost basis investments	—	(8,800)
Unrealized gain on currency hedges	(24,311)	—
Debt extinguishment charges	7,333	20,396
Deferred income tax expense (benefit)	(27,412)	6,320
(Gain) loss on sale of property, plant and equipment	(14,539)	352
Changes in operating assets and liabilities:
Trade receivables, net	(16,316)	(45,189)
Inventories, net	(24,737)	(118,791)
Accounts payable	(6,638)	(11,843)
Other operating assets and liabilities	20,423	(46,464)
Net cash provided by (used in) operating activities	134,988	(55,861)
Cash flows from investing activities:
Purchases of property, plant and equipment and intangibles	(122,223)	(105,450)
Proceeds from sale of property, plant and equipment	32,571	2,746
Payments for acquisitions, net of cash received, and investments	(152,815)	(73,684)
Net cash used in investing activities	(242,467)	(176,388)
Cash flows from financing activities:
Proceeds from borrowings on term credit facility	—	450,000
Repayments of borrowings under term credit facility	(219,468)	(785,000)
Proceeds from borrowings on revolving credit facilities and other	455,000	65,000
Repayments of borrowings on revolving credit facilities and other	(478,337)	(634,883)
Repayments of borrowings on senior notes	—	(686,278)
Proceeds from borrowings on senior unsecured convertible notes	460,000	—
Distribution from ESAB Corporation, net	—	1,143,369
Payment of debt issuance costs	(25,676)	(2,938)
Proceeds from issuance of common stock, net	1,776	5,814
Payment of debt extinguishment costs	—	(12,704)
Payment of capped call transactions	(61,962)	—
Deferred consideration payments and other	(3,536)	(7,507)
Net cash provided by (used in) financing activities	127,797	(465,127)
Effect of foreign exchange rates on Cash and cash equivalents	219	2,301
Increase (decrease) in Cash and cash equivalents and restricted cash	20,537	(695,075)
Cash, cash equivalents and restricted cash, beginning of period	24,295	719,370
Cash, cash equivalents and restricted cash, end of period	$44,832	$24,295